UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2015

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2015, the Board of Directors of AGL Resources Inc. (the “Company”) approved certain compensation changes related to Andrew W. Evans’ appointment to serve as president and chief executive officer of the Company, effective January 1, 2016. Mr. Evans’ appointment to this role was previously disclosed by the Company in a Current Report on Form 8-K, dated November 9, 2015. In recognition of Mr. Evans’ new duties and responsibilities as president and chief executive officer, effective January 1, 2016, the Board of Directors (i) increased Mr. Evans’ base salary to $800,000, (ii) established Mr. Evans’ target annual cash incentive for fiscal year 2016 at 100% of his base salary and (iii) established Mr. Evans’ target long-term incentive award opportunity for fiscal year 2016 at $2.4 million.

The Board of Directors also appointed Mr. Evans to serve as a director and a member of the Finance and Risk Management Committee of the Board, effective January 1, 2016. As an employee of the Company, Mr. Evans will not receive any additional compensation for his services as a director.

As previously disclosed by the Company in a Current Report on Form 8-K, dated November 9, 2015, John W. Somerhalder II announced his retirement as chairman and chief executive officer of the Company, effective December 31, 2015. On December 9, 2015, the Board of Directors determined that, as permitted under the Agreement and Plan of Merger by and among the Company, The Southern Company and AMS Corp., dated August 23, 2015 (the “Merger Agreement”), Mr. Somerhalder’s retirement will be treated as a “qualifying termination” for purposes of his continuity agreement with the Company, dated December 19, 2013. Accordingly, upon completion of the proposed transaction described in the Merger Agreement, Mr. Somerhalder will be eligible to receive certain benefits under his continuity agreement, including:

•	a payment equal to two times the sum of (i) his base salary and (ii) his average annual incentive compensation for the prior three years;

•	vesting of the remaining portion of his restricted stock unit award granted in 2013, in accordance with the terms of the Company’s incentive plan and the applicable award agreement; and

•	certain health and welfare benefits.

Mr. Somerhalder’s continuity agreement was filed in form as exhibit 10.1 to the Company’s Current Report on Form 8-K, dated December 19, 2013, and is incorporated herein by reference. The payments and benefits described above are in addition to those which Mr. Somerhalder otherwise is entitled to receive in connection with his retirement pursuant to the terms of the Company’s plans and agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: December 15, 2015	/s/ Paul R. Shlanta
Paul R. Shlanta Executive Vice President, General Counsel and Chief Ethics and Compliance Officer

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